                                                                       EXHIBIT A

                        NATIONAL FUEL EXPLORATION CORP.
                                INCOME STATEMENT
                          PERIOD ENDING MARCH 31, 2001
                                  (Unaudited)

Operating Revenue:
-----------------
  Gas Sales                                      $         0
  Other Operating Revenue                         16,010,994
                                                 -----------
Operating Revenue                                 16,010,994
                                                 -----------

Operating Expenses:
------------------
  Purchased Gas Sold                                       0
  Fuel For Generation                                      0
  Operation Expenses                               6,270,954
  Maintenance Expenses                                     0
  Property, Franchise & Other Taxes                1,804,907
  Depreciation, Depletion & Amortization           3,949,783
  Impairment of O&G                                        0
  Federal Income Taxes                               172,241
  State Income Taxes                                       0
  Deferred Inc Tax-Net                             1,097,743
  Invest Tax Cr Adjust                                     0
                                                 -----------
Operating Expenses                                13,295,628
                                                 -----------
Operating Income / (Loss)                          2,715,366
                                                 -----------

Other Income:
------------
  Unremitted earnings of Subsidiaries                      0
  Dividends from Subsidiaries                              0
  Intercompany Interest Income                             0
  Appliance & Jobbing                                      0
  Miscellaneous Income                                     0
  Investment Tax Credit                                    0
  AFUDC                                                    0
  Other Interest Income                               64,662
                                                 -----------
  Other Income/ (Loss)                                64,662
                                                 -----------

Income Before Interest Charges                     2,780,028
                                                 -----------

Interest Charges:
----------------
  Interest Charges on L/T Debt                             0
  Intercompany Interest Expense                    2,251,508
  Other Interest Expenses                             35,292
  ABFUDC                                                   0
                                                 -----------
  Interest Charges                                 2,286,799
                                                 -----------

Minority Interest in Foreign Subs                          0

Income Before Cumulative Effect                      493,228
                                                 -----------

Cumulative Effect of Change in Acctg                       0
                                                 -----------

                                                 $   493,228
                                                 ===========

See Notes to Consolidated Financial Statements included in Item 8 of National
Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 2000 and in
Item 1 of Part I of National Fuel Gas Company's Form 10-Q for the quarters ended
December 31, 2000 and March 31, 2001.